FOR IMMEDIATE RELEASE	CONTACTS: Mike McMahon
Redwood Trust, Inc.	(415) 384-3805
Wednesday, August 5, 2009
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS SECOND QUARTER 2009 RESULTS

MILL VALLEY, CA – August 5, 2009 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the second quarter of 2009 of $7 million, or $0.10 per share. This compares to a net loss of $35 million, or $0.65 per share, for the first quarter of 2009, and a net loss of $46 million, or $1.40 per share, for the second quarter of 2008.

Redwood estimated that it incurred a taxable loss of $12 million, or $0.16 per share, during the second quarter of 2009.  This compares to an estimated taxable loss of $14 million, or $0.22 per share, for the first quarter of 2009, and estimated taxable income of $4 million, or $0.11 per share, for the second quarter of 2008.

Key metrics are highlighted below:

•
Investment cash flow increased to $64 million, up from $57 million in the first quarter of 2009, and business cash flow after operating and interest expenses increased to $55 million, compared to $45 million in the prior quarter;

•
GAAP book value per share at the end of the second quarter was $10.35 per share, an increase of $1.95 or 23%, from the end of the first quarter, and economic book value per share increased to $11.30, up $1.29 or 13%, from the end of the prior quarter; and

•
$341 million was invested during the second quarter and an additional $158 million was invested in July, primarily in selected seasoned senior RMBS, bringing total capital invested thus far in 2009 to $597 million.

Please see the tables that follow for reconciliations between GAAP and non-GAAP metrics.   Additional information on Redwood’s business and financial results and on non-GAAP metrics is available in its Quarterly Report on Form 10-Q for the three months ended June 30, 2009 which was filed today with the Securities and Exchange Commission.  The Form 10-Q is available on Redwood’s website at www.redwoodtrust.com.

The accounting concepts and disclosures relating to our financial statements are complex. Today, the company also released the Redwood Review covering the second quarter of 2009. The Redwood Review is an additional publication that provides information about the company. The Redwood Review is available on the company’s website at www.redwoodtrust.com.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2009, in each case under the caption under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: changes in interest rates; changes in mortgage prepayment rates; the timing of credit losses within our portfolio; our exposure to adjustable-rate and negative amortization mortgage loans; the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the concentration of the credit risks we are exposed to; the ability of counterparties to satisfy their obligations to us; legislative and regulatory actions affecting the mortgage industry or our business; the availability of high quality assets for purchase at attractive prices; declines in home prices and commercial real estate prices; increases in mortgage payment delinquencies; changes in the level of liquidity in the capital markets which may adversely affect our ability to finance our real estate asset portfolio; changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale, each of which may adversely affect the values of securities we own; the extent of changes in the values of securities we own and the impact of adjustments reflecting those changes on our income statement and balance sheet, including our stockholders’ equity; our ability to maintain the positive stockholders’ equity necessary to enable us to pay the dividends required to maintain our status as a real estate investment trust for tax purposes; our ability to generate the amount of cash flow we expect from our investment portfolio; changes in our investment, financing, and hedging strategies and the new risks that those changes may expose us to; changes in the competitive landscape within our industry, including changes that may affect our ability to retain or attract personnel; our failure to manage various operational risks associated with our business; our failure to maintain appropriate internal controls over financial reporting; our failure to properly administer and manage our securitization entities; risks we may be exposed to if we expand our business activities, such as risks relating to significantly increasing our direct holdings of loans; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; our ability to successfully invest our cash available for investment and raise additional capital to fund our investing activity; and other factors not presently identified.

REDWOOD TRUST, INC.

Consolidated Income Statement	Second	First	Fourth	Third	Second
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2009	2009	2008	2008	2008

Interest income	$74	$82	$123	$131	$137
Interest expense	(39)	(48)	(99)	(92)	(98)
Net interest income	35	34	24	39	39
Provision for loan losses	(15)	(16)	(19)	(18)	(10)
Market valuation adjustments, net	(29)	(43)	(111)	(127)	(60)
Net interest loss after provision and	(9)	(25)	(106)	(106)	(31)
market valuation adjustments
Operating expenses	(11)	(11)	(14)	(17)	(15)
Realized gains, net	26	-	6	-	3
Benefit from (provision for) income taxes	1	-	(4)	10	(1)
Net income (loss)	7	(36)	(118)	(113)	(44)
Less: Net (loss) income attributable to noncontrolling interest	-	(1)	(2)	(2)	2
GAAP net income (loss)	$7	$(35)	$(116)	$(111)	$(46)

Average diluted shares (thousands)	66,446	53,632	33,366	33,334	32,871
GAAP earnings (loss) per share (diluted)	$0.10	$(0.65)	$(3.46)	$(3.34)	$(1.40)
Regular dividends declared per common share	$0.25	$0.25	$0.75	$0.75	$0.75

REDWOOD TRUST, INC.

Consolidated Income Statement	Six Months Ended
($ in millions, except share data)	June 30,
	2009	2008

Interest income	$156	$313
Interest expense	(87)	(225)
Net interest income	69	88
Provision for loan losses	(31)	(18)
Market valuation adjustments, net	(72)	(254)
Net interest loss after provision and	(34)	(184)
market valuation adjustments
Operating expenses	(22)	(31)
Realized gains, net	26	3
Benefit from (provision for) income taxes	1	(3)
Net loss	(29)	(215)
Less: Net (loss) income attributable to noncontrolling interest	(1)	2
GAAP net loss	$(28)	$(217)

Average diluted shares (thousands)	59,138	32,691
GAAP earnings (loss) per share (diluted)	$(0.48)	$(6.65)
Regular dividends declared per common share	$0.50	$1.50

REDWOOD TRUST, INC.

Consolidated Balance Sheet	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
($ in millions, except share data)	2009	2009	2008	2008	2008

Real estate loans	$3,966	$4,541	$4,659	$6,101	$6,377
Real estate securities, at fair value:
Trading securities	253	264	340	574	841
Available-for-sale securities	551	255	233	288	400
Other investments	47	62	78	79	79
Cash and cash equivalents	337	333	126	177	148
Other assets	131	126	146	155	201
Total Assets	$5,285	$5,581	$5,582	$7,374	$8,046

Short-term debt	$-	$-	$-	$7	$9
Other liabilities	185	198	252	167	166
Asset-backed securities issued - Sequoia	3,843	4,418	4,508	5,930	6,175
Asset-backed securities issued - Acacia	287	291	347	673	935
Long-term debt	150	150	150	150	150
Total liabilities	4,465	5,057	5,257	6,927	7,435

Stockholders’ equity	802	506	302	412	564
Noncontrolling interest	18	18	23	35	47
Total equity	820	524	325	447	611

Total Liabilities and Equity	$5,285	$5,581	$5,582	$7,374	$8,046

Shares outstanding at period end (thousands)	77,503	60,228	33,471	33,238	33,184
GAAP book value per share	$10.35	$8.40	$9.02	$12.40	$17.00

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended June 30, 2009
($ in millions)		The			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Interest income	$18	$1	$34	$22	$(1)	$74
Net discount (premium) amortization	3	$1	(4)	-	-	$-
Total interest income	21	2	30	22	(1)	74
Management fees	1	$-	-	-	(1)	-
Interest expense	(2)	$-	(23)	(16)	2	(39)
Net interest income	$20	$2	$7	$6	$-	$35
Provision for loan losses	-	-	(15)	-	-	(15)
Market valuation adjustments, net	(32)	(1)	(1)	5	-	(29)
Net interest (loss) income after provision	(12)	1	(9)	11	-	(9)
and market valuation adjustments
Operating expenses	(11)	-	-	-	-	(11)
Realized gains, net	7	-	19	-	-	26
Income from the Fund, Sequoia, and Acacia	22	-	-	-	(22)	-
Noncontrolling interest	-	-	-	-	-	-
Benefit from (provision for) income taxes	1	-	-	-	-	1
Net income (loss)	$7	$1	$10	$11	$(22)	$7

Consolidating Income Statement
Six Months Ended June 30, 2009
($ in millions)		The			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Interest income	$43	$4	68	45	-	$160
Net discount (premium) amortization	(1)	1	(4)	-	-	(4)
Total interest income	42	5	64	45	-	156
Management fees	2	$-	-	-	(2)	-
Interest expense	(3)	$-	(48)	(37)	1	(87)
Net interest income	$41	$5	$16	$8	$(1)	$69
Provision for loan losses	-	-	(31)	-	-	(31)
Market valuation adjustments, net	(58)	(5)	(2)	(7)	-	(72)
Net interest (loss) income after provision	(17)	-	(17)	1	(1)	(34)
and market valuation adjustments
Operating expenses	(22)	-	-	-	-	(22)
Realized gains, net	7	-	19	-	-	26
Income from the Fund, Sequoia, and Acacia	3	-	-	-	(3)	-
Noncontrolling interest	-	1	-	-	-	1
Benefit from (provision for) income taxes	1	-	-	-	-	1
Net (loss) income	$(28)	$1	$2	$1	$(4)	$(28)

REDWOOD TRUST, INC.

Consolidating Balance Sheet
June 30, 2009
($ in millions)		The			Intercompany	Redwood
	Redwood	Fund	Sequoia	Acacia	Adjustments	Consolidated

Real estate loans	$3	$-	$3,955	$8	$-	$3,966
Real estate securities, at fair value:
Trading securities	4	-	-	249	-	253
Available-for-sale securities	513	38	-	55	(55)	551
Other investments	-	-	-	47	-	47
Cash and cash equivalents	337	-	-	-	-	337
Investment in the Fund	22	-	-	-	(22)	-
Investment in Sequoia	82	-	-	-	(82)	-
Investment in Acacia	4	-	-	-	(4)	-
Total earning assets	965	38	3,955	359	(163)	5,154
Other assets	22	4	27	78	-	131
Total Assets	$987	$42	$3,982	$437	$(163)	$5,285

Short-term debt	$-	$-	$-	$-	$-	$-
Other liabilities	35	2	2	146	-	185
Asset-backed securities issued - Sequoia	-	-	3,898	-	(55)	3,843
Asset-backed securities issued - Acacia	-	-	-	287	-	287
Long-term debt	150	-	-	-	-	150
Total liabilities	185	2	3,900	433	(55)	4,465

Stockholders’ equity	802	22	82	4	(108)	802
Noncontrolling interest	-	18	-	-	-	18
Total equity	802	40	82	4	(108)	820

Total Liabilities and Equity	$987	$42	$3,982	$437	$(163)	$5,285

REDWOOD TRUST, INC.

GAAP and Taxable (Loss) Income Differences	Second	First	Fourth	Third	Second
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2009	2009	2008	2008	2008

GAAP net income (loss)	$7	$(35)	$(116)	$(111)	$(46)
Difference in taxable (loss) income calculations
Amortization and credit losses	(41)	(22)	(1)	(7)	(10)
Operating expenses	1	-	(1)	3	1
Realized gains, net	-	-	(5)	-	(3)
Market valuation adjustments, net	22	43	111	127	61
Provision for income taxes	(1)	-	4	(10)	1
Total differences in GAAP and taxable (loss) income	(19)	21	108	113	50

Taxable (loss) income	$(12)	$(14)	$(8)	$2	$4

Taxable (loss) income per share	$(0.16)	$(0.22)	$(0.25)	$0.07	$0.11

REDWOOD TRUST, INC.

GAAP and Taxable (Loss) Income Differences	Six Months Ending
($ in millions, except share data)	June 30,
	2009	2008

GAAP net loss	$(28)	$(217)
Difference in taxable (loss) income calculations
Amortization and credit losses	(63)	(9)
Operating expenses	1	2
Realized gains, net	-	(3)
Market valuation adjustments, net	65	254
Provision for income taxes	(1)	3
Total differences in GAAP and taxable (loss) income	2	247

Taxable (loss) income	$(26)	$30

Taxable (loss) income per share	$(0.38)	$0.72

REDWOOD TRUST, INC.

Book Value Per Share

The following supplemental non-GAAP components of book value addresses our assets and liabilities at June 30, 2009, as reported under GAAP and as estimated by us using fair values for our investments. We show our investments in the Fund and the Sequoia and Acacia entities as separate line items to highlight our specific ownership interests, as the underlying assets and liabilities of these entities are legally not ours. Our estimated economic value is calculated using bid-side asset marks and offer-side marks for our financial liabilities, as required to determine fair value under GAAP. This method of calculating economic value more closely represents liquidation value and does not represent the higher amount we would have to pay at the offered-side to replace our existing assets. For additional information to consider when reviewing the following supplemental non-GAAP components of book value, please see “Factors Affecting Management’s Estimate of Economic Value” in our Quarterly Report on Form 10-Q for the period ending June 30, 2009.

	June 30, 2009
					Management's
					Estimate of
(In Millions, Except per Share Data)	As Reported(GAAP)	Adjustments			Economic Value
Cash and cash equivalents	$337	$			$337
Real estate securities at Redwood
Residential	499				499
Commercial	16				16
CDO	2				2
Subtotal real estate securities	517				517
Investments in the Fund	22				22
Investments in Sequoia	82		(26)	(a)	56
Investments in Acacia	4		1	(b)	5
Total securities and investments	625				600
Long-term debt	(150)		99	(c)	(51)
Other assets/liabilities, net (d)	(10)				(10)
Stockholders' Equity	$802				$876
Book Value Per Share	$10.35				$11.30

(a) Our Sequoia investments consist of senior and subordinate securities and interest-only securities issued by Sequoia entities. We calculated the $56 million estimate of economic value for these securities using the same valuation process that we followed to fair value our other real estate securities. In contrast, the $82 million of GAAP carrying value of these investments represents the difference between residential real estate loans owned by the Sequoia entities and the asset-backed securities (ABS) issued by these entities to third-party investors. Under GAAP, we account for these loans and ABS issued at cost.

(b) Our $5 million estimate of economic value represents the fair value of our investment in ABS issued by Acacia using the same valuation process we followed to value our other real estate securities, plus the net present value of projected cash flows from our Acacia management fees. In contrast, the $4 million of GAAP carrying value of these investments represents the difference between real estate securities owned by the Acacia entities and the ABS issued by these entities to third-party investors. Under GAAP, we account for these securities and ABS issued at fair value.

(c) As of June 30, 2009, we had $150 million of 30-year long-term debt that matures in 2037 at an interest rate of LIBOR plus 225 basis points. Under GAAP, this debt is carried at cost. Economic value can be difficult to estimate due to a generally inactive trading market for this debt. In July 2009, we repurchased $10 million of this debt at a market price equal to 34% of face value and utilized this price to calculate our $51 million estimate of economic value.

(d) Other assets/liabilities, net are comprised of $3 million of real estate loans, $2 million of deferred taxes, $7 million of accrued interest receivable, and $13 million of other assets, less dividends payable of $19 million and accrued interest and other liabilities of $16 million.

REDWOOD TRUST, INC.

Sources and Uses of Cash

Our quarterly sources and uses of our cash is one of the financial metrics on which we focus. Therefore, as a supplement to the Consolidated Statement of Cash Flows in our Quarterly Report on Form 10-Q for the period ending June 30, 2009 we show in the table below (i) the beginning cash balance at March 31, 2009 and the ending cash balance at June 30, 2009, which are GAAP amounts, and (ii) the components of sources and uses of cash organized in a manner consistent with the way management analyzes them. The presentation of our sources and uses of cash for the second quarter of 2009 is derived by aggregating and netting all items within our GAAP Consolidated Statement of Cash Flows that were attributable to the second quarter of 2009.

Three Months Ended
(In Millions)	June 30, 2009
Beginning Cash Balance at 3/31/09	$333
Business cash flows:
Cash flow from investments	64
Asset management fees	1
Operating expenses	(8)
Interest expense on long-term debt	(2)
Total Business Cash Flows	55
Other sources and uses:
Proceeds from asset sales	57
Proceeds from equity issuance	238
Changes in working capital	4
Acquisitions	(334)
Dividends paid	(16)
Total Other Uses	(51)

Net Sources of Cash	4
Ending Cash Balance at 6/30/09	$337